EXHIBIT 5



        LEONARD HURT FROST LILLY & LEVIN                     816 CONGRESS AVENUE
           A Professional Corporation                            SUITE 1280
               ATTORNEYS AT LAW                              AUSTIN, TEXAS 78701
              1701 K STREET, N.W.                              (512) 477-7161
                  SUITE 300                                   FAX (512) 476-1676
         WASHINGTON, D.C. 20006-1522
               (202) 223-2500                                600 N. PEARL STREET
             FAX (202) 223-2501                                   SUITE 900
                                                             DALLAS, TEXAS 75201
                                                                (214) 954-6300
                                                              FAX (214) 954-6386

                                                           4545 BISSONNET STREET
                                                                SUITE 131
                                                            HOUSTON, TEXAS 77401
                                                              (713) 666-6388
                                                             FAX (713) 666-6454


                                 August 6, 2001




Eurotech, Ltd.
10306 Eaton Place, Suite 200
Fairfax, Virginia 22030


Dear Sirs:


         We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") on Form S-3, Registration Statement No. 333-44086 (the "Registration Statement") of 15,554,418 shares of your common stock, .00025 par value, which became effective on February 14, 2001 and remains in effect, and the registration under the Act and pursuant to Rule 462(b) of the rules promulgated by the Securities and Exchange Commission pursuant to the Act (the "Additional Shares Registration Statement"), of 2,506,267 additional shares of your common stock, .00025 par value (the "Additional Shares"), which are shares that you have issued to one of the Selling Shareholders named in the Prospectus included in the Registration Statement pursuant to "repricing" agreements with that Selling Shareholder described in that Prospectus, which Additional Shares may be offered and sold from time to time by that Selling Shareholder.

         For purposes of this opinion, we have examined your Articles of Incorporation and Bylaws, each as amended to date, the minutes of proceedings of your Board of Directors and shareholders, and the Registration Statement and the Additional Shares Registration Statement.
We have also considered such questions of law as we deemed appropriate for the purpose of this opinion.

         Based on such examination and consideration, we are pleased to advise you that, in our opinion, the Additional Shares have been duly and validly authorized and issued and are fully paid and non-assessable.

         We consent to the filing of copies of this opinion and consent as an Exhibit to the Additional Shares Registration Statement.



                                            Very truly yours,

                                            Leonard Hurt Frost Lilly & Levin
                                            a professional corporation



                                            By  s/ Edmund B. Frost
                                               -----------------------------
                                                   Edmund B Frost
                                                   A Member of the Firm